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                                                                    Exhibit 23.1

        We consent to the incorporation by reference in the Registration Statement Form S-3 No. 333-100577 of Old Dominion Electric Cooperative and in the related prospectus of our report dated March 7, 2003, with respect to the consolidated financial statements of Old Dominion Electric Cooperative included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                                       /s/ Ernst & Young LLP

Richmond, VA
March 26, 2003